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                     TRANSFER AGENCY AND SERVICE AGREEMENT
                          (International Equity Fund)


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171



Gentlemen:

     Pursuant to Article 10, Paragraph 10.01, of the Transfer Agency and Service Agreement dated November 1, 1992 that you and we have entered into, we are writing to request that you render transfer agency services under the terms of said agreement with respect to the International Equity Fund, an additional portfolio which we are establishing. Your compensation for the services provided under said agreement for said additional portfolio shall be determined in accordance with the Fee Schedules attached to said agreement. Please execute a copy of this letter where indicated to signify your agreement to provide said services.


                                                   Sincerely,

Dated: June 29, 1993                               M.S.D. & T. FUNDS, INC.


                                                   By:  /s/ Leslie B. Disharoon
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                                                   Title:  President
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ACKNOWLEDGED AND AGREED:

STATE STREET BANK AND TRUST COMPANY


By:  [signature illegible]                         Dated: June 21, 1993

Title:  Vice President
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